Exhibit 2.3



                                    AGREEMENT


                                  by and among


                           VIMRx PHARMACEUTICALS INC.


                                       and


                           INNOVIR LABORATORIES, INC.












                            Dated: November 21, 1996

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                                TABLE OF CONTENTS

                                                                     Page

AGREEMENT  ............................................................1

ARTICLE 1     EXCHANGE ................................................1
         1.1      Exchange.............................................1

ARTICLE 2     REPRESENTATIONS AND WARRANTIES OF VIMRx  ................2
         2.1      Organization and Authority...........................2
         2.2      Capitalization.......................................2
         2.3      Subsidiaries.......................................  2
         2.4      Articles of Incorporation, By-Laws and
                   Corporate Records.................................  2
         2.5      Governmental Authorizations and Other Consents.....  3
         2.6      Non-Contravention..................................  3
         2.7      Financial Statements...............................  3
         2.8      Tangible Property..................................  4
         2.9      Real Property and Leases...........................  4
         2.10     Intellectual Property..............................  4
         2.11     Tax Matters........................................  4
         2.12     Compliance with Laws...............................  5
         2.13     Permits and Licenses...............................  5
         2.14     Contracts and Agreements...........................  5
         2.15     Employee Benefits..................................  5
         2.16     Accounts Payable...................................  6
         2.17     Liabilities........................................  6
         2.18     Actions and Proceedings............................  6
         2.19     Bank Accounts, Guarantees and Powers...............  6
         2.20     Absence of Changes.................................  6
         2.21     Employee Relations.................................  7
         2.22     Affiliated Transactions............................  7
         2.23     Brokers' Fees......................................  8
         2.24     Full Disclosure....................................  8
         2.25     Employee Compensation..............................  8
         2.26     Authority..........................................  8
         2.27     Title to the VHL Shares............................  8
         2.28 Examination of Documents, Investment Purposes and Legending of Innovir Shares and Innovir Warrants.. 8
         2.29     Insurance..........................................  9
         2.30     Environmental......................................  9

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ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF INNOVIR..........  9
         3.1      Organization.......................................  9
         3.2      Authority and Consent.............................. 10
         3.3      Non-Contravention.................................. 10
         3.4      Capitalization..................................... 10
         3.5      Intellectual Property.............................. 10
         3.6      Actions and Proceedings............................ 11
         3.7      Absence of Changes................................. 11
         3.8      The Innovir Shares................................. 11
         3.9      The Innovir Warrants............................... 12
         3.11     Documents Delivered................................ 12

ARTICLE 4         CONDUCT PENDING CLOSING BY VHL AND
                   THE SUBSIDIARIES ................................. 12
         4.1      Conduct of Business................................ 12
         4.2      Certain Prohibited Activities...................... 13
         4.3      Reports; Taxes; Etc................................ 13
         4.4      Access to Information.............................. 13
         4.5      Further Assurances................................. 14
         4.6      Tax Adjustments.................................... 14
         4.7      Governmental Notification and Approvals............ 14

ARTICLE 5         CONDUCT PENDING CLOSING BY INNOVIR ................ 14
         5.1      Conduct of Business................................ 14
         5.2      Certain Prohibited Activities...................... 14
         5.3      Reports; Taxes; Etc................................ 15
         5.4      Access to Information.............................. 15
         5.5      Further Assurances................................. 15
         5.6      Tax Adjustments.................................... 16
         5.7      Governmental Notification and Approvals............ 16


ARTICLE 6         COVENANTS OF VIMRx AND INNOVIR..................... 16
         6.1      Necessary Assurances............................... 16
         6.2      Filings and Consents............................... 16
         6.3      Government Filings................................. 16
         6.4      Public Announcements............................... 17
         6.5      Confidentiality.................................... 17
         6.6      Expenses........................................... 17

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ARTICLE 7         ADDITIONAL COVENANTS............................... 17
         7.1      VIMRx Covenants.................................... 17
         7.2      Innovir Covenant................................... 17

ARTICLE 8         CONDITIONS TO CLOSING.............................. 18
         8.1      Conditions to Obligations of Innovir............... 18
         8.2      Conditions to Obligations of VIMRx................. 19

ARTICLE 9         CLOSING............................................ 19
         9.1      Closing Date....................................... 19
         9.2      Deliveries by VIMRx................................ 20
         9.3      Deliveries by Innovir.............................. 20

ARTICLE 10   SURVIVAL................................................ 21
         10.1     Survival........................................... 21

ARTICLE 11   INDEMNIFICATION......................................... 21
         11.1     Indemnification.................................... 21
         11.2     Access............................................. 22

ARTICLE 12   MISCELLANEOUS PROVISIONS................................ 22
         12.1     Amendment and Modification......................... 22
         12.2     Waiver of Compliance............................... 22
         12.3     Notices............................................ 22
         12.4     Assignment......................................... 23
         12.5     Third Parties...................................... 24
         12.6     Governing Law...................................... 24
         12.7     Counterparts....................................... 24
         12.8     Headings........................................... 24
         12.9     Entire Agreement................................... 24

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                                    AGREEMENT


     AGREEMENT (the "Agreement") made this 21st day of November, 1996 by and among VIMRx Pharmaceuticals Inc., a Delaware corporation with offices at 2751 Centerville Road, Wilmington, Delaware 19808 ("VIMRx"), and Innovir Laboratories, Inc., a Delaware corporation with offices at 510 East 73rd Street, New York, New York 10021 ("Innovir").

                                 R E C I T A L S

     WHEREAS, Innovir is desirous of acquiring all of the issued and outstanding shares of the capital stock of VIMRx Holdings, Ltd., a Delaware corporation ("VHL") consisting of 12,000 shares of common stock, $.01 par value (the "VHL Shares"), solely in exchange for 8,666,6661 shares of Innovir's Class D Convertible Preferred Stock, par value $.06 per share (the "Innovir Shares") and five-year warrants to purchase 1,000,000 shares of Innovir's Common Stock at $1.00 per share and 1,000,000 shares at $2.00 per share (the "Innovir Warrants"); and


     WHEREAS, VIMRx is the owner of the VHL Shares and is desirous of exchanging the VHL Shares for the Innovir Shares and has agreed to cause VHL to advance $1,000,000 to Innovir concurrent with the signing of this Agreement;


           NOW, THEREFORE, Innovir and VIMRx hereby agree as follows:


                                    ARTICLE 1


                                    EXCHANGE

     1.1 Exchange. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants herein contained, on the date of closing specified in Section 9.1 (the "Closing Date"), VIMRx hereby agrees to assign, transfer and deliver the VHL Shares to Innovir or its designee and, in exchange therefor, Innovir hereby agrees to issue and deliver the Innovir Shares and the Innovir Warrants to VIMRx.


----------
     1 The number of Innovir Shares were calculated valuing VHL at $13,000,000 following an additional $3,000,000 cash infusion to be made prior to closing, divided by $1.50, the per share value attributed to the Innovir Shares.

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                                    ARTICLE 2


                     REPRESENTATIONS AND WARRANTIES OF VIMRx

                 VIMRx represents and warrants to Innovir that:

     2.1 Organization and Authority. VHL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted, and is not required to be qualified as a foreign corporation in any other jurisdiction.

     2.2 Capitalization. The authorized capital stock of VHL consists of 120,000 shares of common stock, $.01 par value. The VHL Shares have been duly authorized and are validly issued, fully paid and nonassessable, constitute the only shares of VHL outstanding and there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements or commitments of any kind or character to purchase or otherwise to acquire from VHL any shares of its capital stock or any other security, and no security or obligation of any kind convertible into the capital stock or other security of VHL exists in favor of any person, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind ("Person").

     2.3 Subsidiaries. VPI (UK) Ltd., incorporated in England, VPI Gesellschaft fur die Entwicklung und Synthese von Oligomeren mbH, organized in Germany, and Ribonetics GmbH Gesellschaft fur molekulare Therapie, organized in Germany, are wholly-owned subsidiaries of VHL (collectively, the "Subsidiaries" and individually, a "Subsidiary") and the only subsidiaries of VHL. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization, with full corporate power and authority to own, lease and operate its respective properties, no Subsidiary is required to qualify to do business in the United States, and there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements or commitments of any kind or character to purchase or otherwise to acquire from any Subsidiary any shares of its capital stock or any other security, and no security or obligation of any kind convertible into the capital stock or other security of any Subsidiary exists in favor of any Person.

     2.4 Articles of Incorporation, By-Laws and Corporate Records. The copies of the Certificate of Incorporation, By-Laws, stock transfer, minute books and corporate records of VHL and the copies of the Memorandum of Association and/or organizational documents of each Subsidiary, which have been made available to Innovir, are true and correct copies.

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     2.5 Governmental  Authorizations and Other Consents. Except as set forth on
Schedule 2.5, no consent, order, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency, and no consent or approval of any other Person, is required to be obtained or made in connection with the performance by VIMRx and/or VHL or any Subsidiary of this Agreement or the consummation of the transactions contemplated to be performed by each of them hereunder.

     2.6 Non-Contravention. Except as set forth on Schedule 2.6, the performance of this Agreement will not (i) violate any provision of the Certificate of Incorporation or By-Laws of VIMRx or VHL or the equivalent organizational documents of any Subsidiary; (ii) violate, conflict with or result in the breach or termination of, or constitute an amendment to, or otherwise give any Person the right to terminate, or constitute (or with notice or lapse of time or both would constitute) a default (by way of substitution, novation or otherwise) under the terms of, any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which VHL or any Subsidiary is a party or by which VHL or any Subsidiary or any of their respective assets or properties are bound or affected; (iii) result in the creation of any lien, mortgage, claim, charge, security interest, encumbrance, restriction or limitation (collectively, "Liens") upon the properties or assets of VHL or any Subsidiary pursuant to the terms of any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation; (iv) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against, or binding upon, VHL or any Subsidiary or any of their respective securities, properties, assets or business; (v) constitute a violation by VHL or any Subsidiary of any statute, law, rule or regulation of any jurisdiction as such statute, law, rule or regulation relates to VHL or any Subsidiary or to any of their respective securities, properties, assets or business; or (vi) violate any Permit (as defined in Section 2.14).

     2.7 Financial Statements. The unaudited balance sheet of VHL and its Subsidiaries as at September 30, 1996 (the "September 30, 1996 Balance Sheet") and the related unaudited statement of income for the nine months then ended (together with the September 30, 1996 Balance Sheet, the "September 30, 1996
Financial Statements"), together with the balance sheet of VHL and its Subsidiaries as at December 31, 1995 (the "December 31, 1995 Balance Sheet") and the related statements of income, capital and cash flows for each of the years from inception through December 31, 1995 audited by independent certified public accountants (the "Audited Financial Statements") to be delivered to Innovir prior to the Closing Date will be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, be true and correct and present fairly the financial condition and the results of operations and cash flows of VHL and its Subsidiaries as at the respective dates and for the respective periods covered thereby.

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     2.8 Tangible  Property.  VHL and the Subsidiaries  have good and marketable title to all of the assets reflected on the September 30, 1996 Balance Sheet, free and clear of all Liens, except for those assets leased under leases listed on Schedule 2.8.


Real Property and Leases.  (a) VHL and the Subsidiaries own no real property.

               (b) Schedule 2.9(b) sets forth a true and correct list of all leases, subleases or other agreements under which VHL or any Subsidiary is lessee or lessor of any real property or has any interest in real property and, except as set forth in Schedule 2.9(b), there are no rights or options held by VHL or any Subsidiary or any contractual obligations to purchase or otherwise acquire (including by way of lease or sublease) any interest in or use of any real property, nor any rights or options granted by VHL or any Subsidiary, or any contractual obligations to sell or otherwise dispose of (including by way of lease or sublease) any interest in or use of any real property. All such leases, subleases and other agreements are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, with no existing or claimed default or event of default, or event which with notice or lapse of time or both would constitute a default or event of default, by VHL, any Subsidiary or, to the knowledge of VIMRx, by any other party thereto, which would materially and adversely affect VHL or any Subsidiary, and grant the leasehold estates or other interests they purport to grant with the right to quiet possession. VHL and the Subsidiaries are not in violation of any building, zoning, health, safety, environmental or other law, rule or regulation and no notice from any Person has been served upon VHL or any Subsidiary claiming any such violation.

     2.10 Intellectual Property. Schedule 2.10 sets forth (i) all trademarks, trade names, trade secrets, patents, inventions, processes, copyrights, copyright rights or other intellectual property rights (or applications therefor) used by VHL and the Subsidiaries in connection with their respective business, (ii) whether such property is owned, licensed or leased, and (iii) a summary of the terms of the license or lease. VHL has not made any commercial sale of synthetic catalytic oligonucleotides in the United States through the date hereof.

     2.11 Tax Matters. VHL and the Subsidiaries have timely filed all applicable tax returns, estimates and reports (collectively, "Returns") required to be filed by them through the date hereof, copies of which have been delivered to Innovir, which Returns accurately reflect the taxes, if any, due for the periods indicated, and have paid in full all income, gross receipts, value added, excise, property, franchise, sales, use, employment, payroll and other taxes of any kind whatsoever (collectively, "Taxes") shown to be due by such Returns, and have established adequate reserves with respect to any liabilities for Taxes accrued through December 31, 1995 which are reflected on the December 31, 1995 Balance Sheet and VIMRx has no knowledge of any unassessed deficiency for Taxes proposed or threatened against VHL and the Subsidiaries, and no taxing authority has raised any issue which, if adversely determined, would result in a liability for any Tax which has not been reserved against on the December 31, 1995 Balance Sheet. No extensions with respect to the dates on which any Return was or is due to be filed by VHL or any Subsidiary nor any waivers or agreements by VHL and


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the  Subsidiaries for the extension of time for the assessment or payment of any
Taxes are in force. Neither VHL nor any Subsidiary has been, nor currently is being, audited by any tax authority.

     2.12 Compliance with Laws. VHL and the Subsidiaries are not in violation of any applicable law, rule or regulation, the violation of which could materially and adversely affect their assets, properties, liabilities, business, results of operations, condition (financial or otherwise) or prospects, nor does VIMRx know of the enactment, promulgation or adoption of any such law, rule or regulation which is not yet effective.

     2.13 Permits and Licenses. Except as set forth on Schedule 2.13, VHL and the Subsidiaries have duly obtained and hold in full force and effect all consents, authorizations, permits, licenses, orders or approvals of, and has made all declarations and filings with, all federal, state or local governmental or regulatory bodies that are material or necessary in the conduct of their respective business (collectively, the "Permits"); all the Permits were duly obtained and are in full force and effect; no violations are or have been recorded in respect of any such Permit and no proceeding is pending or threatened to revoke, deny or limit any such Permit.

     2.14 Contracts and Agreements. Schedule 2.14 lists and briefly describes all written or oral contracts, agreements, leases, mortgages and commitments to which VHL or any Subsidiary is a party/or by which any of them may be bound involving in excess of $25,000, including, without limitation, all collaboration agreements, management agreements, joint venture agreements, leases, guarantees and indemnifications, employment and consulting agreements and instruments of indebtedness (individually, a "Contract" and, collectively, "Contracts"), true and correct copies of which have been made available to Innovir. All Contracts constitute legal, valid and binding obligations of VHL or the Subsidiaries and, to the best knowledge of VIMRx, of the other parties thereto, and are in full force and effect on the date hereof, and VHL or the Subsidiaries have paid in full all amounts due thereunder which are due and payable and are not in default under any such Contract nor, to the best knowledge of VIMRx, is any other party to any such Contract in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default or event of default thereunder by VHL or the Subsidiaries or, to the best knowledge of VIMRx, by any other Person. Except as set forth in Schedule 2.5, no Contract requires the consent or approval of a third party in connection with the performance by VHL or any Subsidiary of this Agreement or the transactions contemplated to be performed by it hereunder.

     2.15 Employee Benefits. Except as set forth on Schedule 2.15, there are no pension, retirement, savings, disability, medical, dental or other health plans, life insurance (including any individual life insurance policy as to which VHL or any Subsidiary makes premium payments whether or not VHL or the Subsidiary is the owner, beneficiary, or both, of such policy) or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans or arrangements (whether written or arising from custom).

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     2.16 Accounts  Payable.  Except as set forth on Schedule  2.16, no accounts payable of VHL or any Subsidiary have arisen subsequent to September 30, 1996 that exceed $10,000 for any one payee or $25,000 in the aggregate.

     2.17 Liabilities. There are no material liabilities or obligations of VHL and the Subsidiaries either accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by GAAP to be set forth on a financial statement, except (i) those accrued, reflected or otherwise provided for on the September 30, 1996 Balance Sheet furnished to Innovir, (ii) those incurred in the ordinary course of business since September 30, 1996, consistent with past practices, and which in the aggregate do not exceed $25,000 and (iii) those listed on Schedule 2.17.

     2.18 Actions and Proceedings. Except as set forth on Schedule 2.18, there are no claims, actions, suits, arbitrations, proceedings, investigations or inquiries, whether at law or in equity and whether or not before any court, private body or group, governmental department, commission, board, agency or instrumentality (collectively, "Actions"), pending, or to the knowledge of VIMRx, threatened against, involving or affecting VHL, any Subsidiary or any of their respective assets, whether or not fully or partially covered by insurance, or which would give rise to any right of indemnification by any Person from VHL or any Subsidiary, and there are no outstanding orders, writs, injunctions, awards, sentences or decrees of any court, private body or group, governmental department, commission, board, agency or instrumentality against, involving or affecting VHL or any Subsidiary or their respective assets or business.

     2.19 Bank Accounts, Guarantees and Powers. Schedule 2.19 sets forth (i) a list of all accounts, borrowing resolutions and deposit boxes maintained by VHL and each Subsidiary at any bank or other financial institution and the names of the persons authorized to effect transactions in such accounts, to borrow pursuant to such resolutions and with access to such boxes; (ii) all agreements or commitments of VHL and each Subsidiary guaranteeing the payment of money or the performance of other contracts by any third persons; and (iii) the names of all Persons holding general or special powers of attorney from VHL or a Subsidiary, together with a summary of the terms thereof.

     2.20 Absence of Changes. Except as set forth in Schedule 2.20, since September 30, 1996, VHL and the Subsidiaries have carried on their respective business in the ordinary course, and there has not been:

          (i) any material adverse change in their respective business condition (financial or otherwise), results of operations or liabilities;

          (ii) any pending or threatened amendment, modification, or termination of any agreement or Permit which is material to their respective business;

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          (iii) any disposition or acquisition of any of their respective assets or properties, other than in the ordinary course, which exceed $2,500 in the aggregate;

          (iv) any damage, destruction or other casualty loss (whether or not covered by insurance) adversely affecting or that could reasonably be expected to adversely affect their respective business or assets;

          (v) any increase in the compensation of any of their respective employees or consultants; or

          (vi) except in the ordinary  course,  the incurrence of any obligation
          or  liability   (whether  matured,   unmatured,   absolute,   accrued,
          contingent or otherwise) which exceed $2,500 in the aggregate.

     2.21 Employee Relations. VHL and the Subsidiaries have not at any time during the last five years had, or to the knowledge of VIMRx is there now threatened, a strike, picket, work stoppage, work slowdown, or other labor trouble or dispute, and VIMRx has no knowledge of the proposed resignation of any employee of VHL or any Subsidiary whose annual salary exceeds $25,000.

     2.22 Affiliated Transactions. For purposes of this Section, an "Affiliate" means VIMRx or any employee, officer or director of VHL or any Subsidiary or any spouse or family member (including in-laws) of, or any corporation or other entity "controlled by" (as such term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1993, as amended), any such persons or in which any such person has an equity or ownership interest exceeding five percent.

               (a) Except as specifically set forth (including dollar amounts) on Schedule 2.22, as of the date hereof, no Affiliate is indebted to, or is a creditor of, VHL or any Subsidiary.

               (b)  During  the past  three  (3)  years,  except as set forth on
          Schedule 2.22 neither VHL nor any Subsidiary has, directly or indirectly, purchased, leased from or otherwise acquired any property or obtained any services from, or sold, leased to or otherwise disposed of any property or furnished any services to, or otherwise dealt with, any Affiliate nor is VHL or any Subsidiary a party to any contract, agreement, license, commitment or other arrangement, written or oral, express or implied, with an Affiliate except as disclosed on such schedule.

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     2.23  Brokers'  Fees.  There is no  broker,  finder  or other  intermediary retained by VIMRx, VHL or any Subsidiary who might be entitled to a fee or commission in connection with the transactions contemplated hereby.

     2.24 Full Disclosure. All documents, schedules, financial statements and other materials delivered or made available by or on behalf of VIMRx or VHL or any Subsidiary to Innovir in connection with this Agreement and the transactions contemplated hereby are true and correct in all material respects. The information furnished to Innovir by or on behalf of VIMRx, VHL or any Subsidiary in connection with this Agreement and the transactions contemplated hereby does not, in light of the circumstances under which the statements contained in the information so furnished were made, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not false or misleading.

     2.25 Employee Compensation. Schedule 2.25 lists all employees of VHL and each Subsidiary, setting forth their respective annual salaries, whether they are employed under contract or at will, and the expiration date of each contract.

     2.26 Authority. This Agreement has been duly executed and delivered by VIMRx and is a valid and binding agreement of VIMRx enforceable against VIMRx in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     2.27 Title to the VHL Shares. VIMRx owns the VHL Shares, free and clear of all Liens and, upon delivery to Innovir of the certificates therefor duly endorsed for transfer to Innovir, Innovir will acquire good, valid, indefeasible and marketable title thereto, free and clear of any and all Liens.

     2.28 Examination of Documents, Investment Purposes and Legending of Innovir Shares and Examination of Documents, Investment Purposes and Legending of Innovir Shares and Innovir Warrants. VIMRx has examined the Annual Report on Form 10-K of Innovir for the fiscal year ended September 30, 1995 (the "1995 Form 10-K"), Innovir's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996, Innovir's Proxy Statement for its 1994 Annual Meeting of Stockholders and Innovir's 1994 Annual Report to Stockholders, has had the opportunity to discuss Innovir's operations with Innovir's officers and employees, and is acquiring the Innovir Shares and the Innovir Warrants for its own account for investment within the contemplation of the Securities Act of 1933, as amended (the "Securities Act") and not with a view to the transfer or resale thereof, and consents to the legending of the certificates for the Innovir Shares to be received with a legend in substantially the following form:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT FOR THESE SHARES OR AN OPINION OF INNOVIR'S COUNSEL THAT REGISTRATION IS NOT REQUIRED",
and to the affixation of a similar legend on the Innovir Warrants.

     2.29 Insurance. Schedule 2.29 contains a list of all insurance policies covering the respective assets, businesses, operations, employees, officers and directors of VHL and each Subsidiary, and the dates through which each such policy is effective. Each such policy is in full force and effect and evidence of the effectiveness of each such policy has been delivered to Innovir. Except as set forth in Schedule 2.29, there is no claim by VHL or any Subsidiary pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums payable under such policies have been paid, and VHL and each Subsidiary is otherwise in full compliance with the terms and conditions of such policies. Such policies are of the types and in the amounts customarily carried by Persons conducting businesses similar to those of VHL and the Subsidiaries. Neither VIMRx, VHL nor any Subsidiary has any knowledge of any threatened termination of any of such policies.

     2.30 Environmental. VHL and each Subsidiary currently operates, and at all times in the past has operated, in compliance with all applicable laws, statutes, codes, ordinances, rules, regulations, or other requirements relating to the protection of human health and safety, the environment, or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"). None of VIMRx, VHL or any Subsidiary has received any notification of any present or past failure on the part of VHL or any Subsidiary to comply with any applicable Environmental Laws. No Lien has attached to, and no basis exists for the attachment of any Lien to, any revenues of VHL or any Subsidiary or their respective assets pursuant to any Environmental Laws. There has not been any Phase I, Phase II or other environmental report conducted by or on behalf of VHL or any Subsidiary with respect to their respective properties or assets.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF INNOVIR

                 Innovir represents and warrants to VIMRx that:

     3.1 Organization. Innovir is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or authorized.

     3.2 Authority and Consent. This Agreement has been duly authorized, executed and delivered by Innovir and is a valid and binding agreement of Innovir enforceable against Innovir in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies and no consent or approval is required of any Person in connection with the performance by Innovir of this Agreement or the consummation by Innovir of the transactions contemplated hereby.

     3.3 Non-Contravention. Except as set forth on Schedule 3.3, the performance of this Agreement by Innovir will not (i) violate any provision of its Certificate of Incorporation or By-Laws; (ii) violate, conflict with or result in the breach or termination of, or constitute an amendment to, or otherwise give any Person the right to terminate, or constitute (or with notice or lapse of time or both would constitute) a default (by way of substitution, novation or otherwise) under the terms of, any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which Innovir is a party or by which it or any of its assets or properties are bound or affected;
(iii) result in the creation of any Liens upon the properties or assets of Innovir pursuant to the terms of any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation; (iv) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against, or binding upon, Innovir or any of its securities, properties, assets or business; (v) constitute a violation by Innovir of any statute, law, rule or regulation of any jurisdiction as such statute, law, rule or regulation relates to Innovir or to any of its securities, properties, assets or business; (vi) violate any Permit (as defined in Section 2.13); or (vi) result in an adjustment to the conversion or exercise price of any of Innovir's outstanding securities.

     3.4 Capitalization. Innovir's authorized capital stock consists of (i) 15,000,000 shares of preferred stock, of which 297,000 shares of Class B Convertible Preferred Stock and 20,000 shares of Class C Convertible Preferred Stock are issued and outstanding, and (ii) 35,000,000 shares of Common Stock, of which 11,780,646 shares are issued and outstanding, 14,616,500 shares are reserved for issuance upon exercise of warrants (8,000,000 shares at a price of $.50 per share and 6,616,500 shares at prices ranging from $0.05 per share to $10.67 per share and averaging $5.07 per share), 1,646,625 shares are reserved for issuance upon exercise of outstanding employee stock options at prices ranging from $0.97 per share to $12.00 per share and averaging $4.21 per share, 629,289 shares are reserved for issuance upon conversion of convertible preferred stock and 519,736 shares are reserved for future option grants under Innovir's stock option plan.

     3.5 Intellectual Property. Schedule 3.5 sets forth (i) all trademarks, trade names, trade secrets, patents, inventions, processes, copyrights, copyright rights or other intellectual property rights (or applications therefor) used by Innovir in connection with its business, (ii) whether such property is owned, licensed or leased, and (iii) a summary of the terms of the license or lease.

     3.6 Actions and Proceedings. Except as set forth on Schedule 3.6, there are no Actions pending, or to the knowledge of Innovir threatened against, involving or affecting Innovir or any of its assets, whether or not fully or partially covered by insurance or which would give rise to any right of indemnification by any Person from Innovir, and there are no outstanding orders, writs, injunctions, awards, sentences or decrees of any court, private body or group, governmental department, commission, board, agency or instrumentality against, involving or affecting Innovir, its assets or business.

     3.7 Absence of Changes. Except as set forth in Schedule 3.7, since September 30, 1996, Innovir has carried on its business in the ordinary course, and there has not been:

               (i) any material adverse change in its business condition (financial or otherwise), results of operations or liabilities;

               (ii) any pending or threatened amendment, modification, or termination of any agreement or Permit which is material to its business;

               (iii) any disposition or acquisition of any of its assets or properties, other than in the ordinary course, which exceed $2,500 in the aggregate;

               (iv) any damage, destruction or other casualty loss (whether or not covered by insurance) adversely affecting or that could reasonably be expected to adversely affect its business or assets;

               (v) any modification to any existing, or the adoption or entrance into any new, employee benefit plan, employment agreement or consulting agreement, or the increase in the compensation of any of its employees or consultants; or

               (vi) except in the ordinary course, the incurrence of any obligation or liability (whether matured, unmatured, absolute, accrued, contingent or otherwise) which exceed $2,500 in the aggregate.

     3.8 The Innovir Shares. The Innovir Shares to be delivered hereby, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will conform to the terms thereof set forth on Schedule 3.8 and, following the increase of Innovir's authorized Common Stock to 70,000,000 shares, the shares of Innovir's Common Stock issuable upon conversion thereof will be duly reserved for issuance and, when issued upon such conversion, will be validly issued, fully paid and non-assessable.

     3.9 The Innovir Warrants. The Innovir Warrants to be delivered hereby, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized and executed, will conform to the terms thereof set forth on
Schedule 3.9 and will constitute valid and legally binding obligations of Innovir, enforceable in accordance with their terms and, following the increase of Innovir's authorized Common Stock to 70,000,000 shares, the shares of Innovir's Common Stock issuable upon exercise thereof will be duly reserved for issuance and, when issued upon such exercise, will be validly issued, fully paid and non-assessable.

     3.10 Investment Purposes. Innovir is acquiring the VHL Shares for its own account for investment within the contemplation of the Securities Act and not with a view to the transfer or resale thereof.

     3.11 Documents Delivered. Innovir has delivered to VIMRx, Innovir's (i) Annual Report on Form 10-K for its fiscal year ended September 30, 1995 (ii) Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996 (iii) Proxy Statement for its 1994 Annual Meeting of Stockholders and (iv) its Prospectus dated October 8, 1996 and the related Registration Statement on Form S-3 (collectively, the "SEC Documents"). The SEC Documents, including the financial statements included therein, complied as to form with the requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (and, with respect to the Registration Statement on Form S-3, the Securities Act), were true and complete in all material respects as at their respective dates, and did not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The unaudited financial statements of Innovir as at September 30, 1996 and for the three years then ended delivered to VIMRx have been prepared in accordance with GAAP consistently applied, are true and correct and present fairly the financial condition and the results of operations and cash flows of Innovir as at the respective dates and for the respective periods covered thereby, except as disclosed in Schedule 3.11.

                                    ARTICLE 4

               CONDUCT PENDING CLOSING BY VHL AND THE SUBSIDIARIES

     From the date hereof and until the Closing Date, except as otherwise provided by this Agreement or as agreed by Innovir in writing, VIMRx hereby covenants and agrees that it shall cause VHL and each Subsidiary to comply with each of the following covenants:

     4.1 Conduct of Business. To conduct its business in the ordinary course consistent with past practice, maintain adequate insurance, preserve intact its business organization and employees, maintain satisfactory relationships with its independent agents, and others having business relationships with it, maintain its books and records in its usual manner and not make any change in its financial reporting, or accounting practices or policies, or in its reserving practices or policies.

     4.2 Certain Prohibited Activities. Not to (i) issue, sell or deliver, or agree to issue, sell or deliver, any shares of its capital stock or any other security (whether authorized and unissued or held as treasury shares), or grant or issue, or agree to grant or issue, any subscription, option, warrant or other right calling for the issue, sale or delivery thereof; (ii) declare or pay any dividend or distribution on any shares of its capital stock; (iii) purchase, redeem or otherwise acquire any shares of its capital stock; (iv) make any change in any pension or employee benefit plan or arrangement, or any collective bargaining agreement, or enter into, amend, modify or terminate any arrangement or agreement with any officer, director, employee, independent contractor, representative; (v) create, incur, assume or guarantee any indebtedness for borrowed money; (vi) make any capital expenditure, or purchase, lease or license any real or personal property which exceed $2,500 in the aggregate; (vii) sell or otherwise dispose of or pledge any of its assets (tangible or intangible) or cancel any debts or claims (including, without limitation, accounts receivable) owing to it, except in the ordinary course of business which does not otherwise violate this Agreement; (viii) merge or consolidate with any other Person or acquire control of all or any substantial portion of the assets of any other Person or take any steps incident to, or in furtherance of, merging or consolidating with or acquiring control of all or any substantial portion of the assets of any other Person, whether by entering into an agreement providing therefor or otherwise; (ix) make or cause to be made any alteration in the manner of keeping its books, accounts or records or in the accounting practices and principles therein and theretofore reflected, except as required by law; (x) effect or agree to any change in its articles or similar instruments of organization (except that VHL is discontinuing in the Islands of Bermuda and domesticating in the State of Delaware) or By-Laws; (xi) settle or agree to settle any claim, action, suit or proceeding involving the payment or receipt of more than $5,000, individually, or $10,000, in the aggregate; (xii) enter into any other transaction or agreement which is not in the ordinary and usual course of business; or (xiii) agree or commit to do any of the foregoing.

     4.3 Reports; Taxes; Etc. To duly and timely file, or cause to be duly and timely filed, all filings, declarations, reports or returns required to be filed with governmental authorities and to promptly pay all taxes, assessments and governmental charges lawfully levied or assessed.

     4.4 Access to Information. To afford Innovir, its counsel, financial advisors, auditors and other authorized representatives full access, upon reasonable prior notice and during normal business hours, to its offices, properties, books and records and to its employees, agents and independent accountants, and to furnish to Innovir, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as may reasonably be requested, and to instruct its employees, counsel and financial advisors to cooperate with Innovir in Innovir's due diligence.

     4.5 Further Assurances. To do or cause to be done such further acts and things and deliver or cause to be delivered to Innovir such additional assignments, agreements, powers and instruments as Innovir may reasonably require or deem reasonably advisable to carry into effect the purposes of this Agreement or the other agreements to be entered into in connection with the transactions contemplated hereby or to better assure and confirm the rights, powers and remedies of Innovir hereunder and thereunder.

     4.6 Tax Adjustments. To promptly notify Innovir of all proposed adjustments contained in examination reports received from any tax authority to any Return relating to adjustment for tax years prior to and including the Closing Date which could materially adversely affect VHL, any Subsidiary or Innovir and to provide Innovir and its representatives such information and records as they may reasonably request with respect to such adjustments. Innovir shall have the right to participate in and pay its own expenses relating to the contest of all such proposed adjustments which might adversely affect Innovir by the creation of adverse precedent or otherwise.

     4.7 Governmental Notification and Approvals. To prepare promptly, file and diligently pursue with the appropriate governmental agencies all documentation and information required by law or requested by each such agency to be filed to permit the consummation of the transactions contemplated hereby.

                                    ARTICLE 5

                       CONDUCT PENDING CLOSING BY INNOVIR

     From the date hereof and until the Closing Date, except as otherwise provided by this Agreement or as agreed by VIMRx in writing, Innovir hereby covenants and agrees, as follows:

     5.1 Conduct of Business. To conduct its business in the ordinary course consistent with past practice, maintain adequate insurance, preserve intact its business organization and employees, maintain satisfactory relationships with its independent agents, and others having business relationships with it, maintain its books and records in its usual manner and not make any change in its financial reporting, or accounting practices or policies, or in its reserving practices or policies.

     5.2 Certain Prohibited Activities. Not to (i) issue, sell or deliver, or agree to issue, sell or deliver, any shares of its capital stock or any other security (whether authorized and unissued or held as treasury shares), other than upon the exercise of outstanding options or warrants or upon conversion of outstanding preferred stock, or grant or issue, or agree to grant or issue, any subscription, option, warrant or other right calling for the issue, sale or delivery thereof, except that Innovir may grant (x) new employee stock options to purchase Innovir's Common Stock at $1.30 per share in replacement of existing employee stock options and to employees who have not theretofore been granted options, all such grants of stock options being substantially in accordance with
Schedule 5.2, with new vesting provisions approved by VIMRx and provided that such vesting provisions do not accelerate upon the consummation of the transactions herein provided and (y) warrants to purchase 20,000 shares of Innovir's Common Stock at $1.50 per share to New York State Science and Technology Foundation, (ii) declare or pay any dividend or distribution on any shares of its capital stock; (iii) purchase, redeem or otherwise acquire any shares of its capital stock; (iv) make any change in any pension or employee benefit plan or arrangement, or any collective bargaining agreement, or enter into, amend, modify or terminate any arrangement or agreement with any officer, director, employee, independent contractor, representative; (v) create, incur, assume or guarantee any indebtedness for borrowed money; (vi) make any capital expenditure, or purchase, lease or license any real or personal property which exceed $2,500 in the aggregate; (vii) sell or otherwise dispose of or pledge any of its assets (tangible or intangible) or cancel any debts or claims (including, without limitation, accounts receivable) owing to it, except in the ordinary course of business which does not otherwise violate this Agreement; (viii) merge or consolidate with any other Person or acquire control of all or any substantial portion of the assets of any other Person or take any steps incident to, or in furtherance of, merging or consolidating with or acquiring control of all or any substantial portion of the assets of any other Person, whether by entering into an agreement providing therefor or otherwise; (ix) make or cause to be made any alteration in the manner of keeping its books, accounts or records or in the accounting practices and principles therein and theretofore reflected, except as required by law; (x) effect or agree to any change in its Certificate of Incorporation or By-laws; (xi) settle or agree to settle any claim, action, suit or proceeding involving the payment or receipt of more than $5,000, individually, or $10,000, in the aggregate; (xii) enter into any other transaction or agreement which is not in the ordinary and usual course of business; or (xiii) agree or commit to do any of the foregoing.

     5.3 Reports; Taxes; Etc. To duly and timely file, or cause to be duly and timely filed, all filings, declarations, reports or returns required to be filed with governmental authorities and to promptly pay all taxes, assessments and governmental charges lawfully levied or assessed.

     5.4 Access to Information. To afford VIMRx, its counsel, financial advisors, auditors and other authorized representatives full access, upon reasonable prior notice and during normal business hours, to its offices, properties, books and records and to its employees, agents and independent accountants, and to furnish VIMRx, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as may reasonably be requested, and to instruct its employees, counsel and financial advisors to cooperate with VIMRx in VIMRx's due diligence.

     5.5 Further Assurances. To do or cause to be done such further acts and things and deliver or cause to be delivered to VIMRx such additional assignments, agreements, powers and instruments as VIMRx may reasonably require or deem reasonably advisable to carry into effect the purposes of this Agreement or the other agreements to be entered into in connection with the transactions contemplated hereby or to better assure and confirm the rights, powers and remedies of VIMRx hereunder and thereunder.

     5.6 Tax Adjustments. To promptly notify VIMRx of all proposed adjustments contained in examination reports received from any tax authority to any Return relating to adjustment for tax years prior to and including the Closing Date which could materially adversely affect Innovir and to provide VIMRx and its representatives such information and records as they may reasonably request with respect to such adjustments.

     5.7 Governmental Notification and Approvals. To prepare promptly, file and diligently pursue with the appropriate governmental agencies all documentation and information required by law or requested by each such agency to be filed to permit the consummation of the transactions contemplated hereby.

                                    ARTICLE 6

                         COVENANTS OF VIMRx AND INNOVIR

             VIMRx and Innovir hereby severally covenant and agree:

     6.1 Necessary Assurances. To take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement expeditiously, including executing and delivering such further documents, certificates, applications and agreements as reasonably may be necessary or desirable.

     6.2 Filings and Consents. To cooperate (i) with respect to any filing with any governmental body, agency, official or authority required in connection with this Agreement or the consummation of the transactions contemplated hereby and
(ii) with respect to any actions, consents, approvals or waivers required to be obtained from parties to any material contracts in connection with this Agreement or the consummation of the transactions contemplated hereby.

     6.3 Government Filings. To make any and all filings required to be made with any and all governmental authorities in connection with the consummation of the transactions contemplated herein, including, if required, the notification required by the Hart-Scott-Rodino Act (the "HSR" Act) and any requested or supplementary filings thereto in such manner and at such places as are specified in the HSR Act and the applicable rules and regulations thereunder, and any other notifications to, or filings with, regulatory authorities. Innovir shall pay the fee due in connection with the filing, if required, of the notification required under the HSR Act; provided, however, that Innovir shall not be required to pay such fee in the event that such notification relates only to the transaction between Aries and VIMRx referred to in clause (ii) of Section 9.1 hereof.

     6.4 Public Announcements. To consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and not to issue any such press release or make any such public statement without the prior approval of the other party, except as may be required by any applicable law, rule, regulation or regulatory agency requirement.

     6.5 Confidentiality. To treat as confidential all information concerning Innovir (in the case of VIMRx, VHL and the Subsidiaries) and VIMRx, VHL and the Subsidiaries (in the case of Innovir) provided in connection with the transactions contemplated hereby, except to the extent that such information was in the public domain, prior to the provision thereof to the other party or thereafter is in the public domain other than through the release, directly or indirectly, by the party to whom the information was furnished.

     6.6 Expenses. To bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transaction contemplated hereby, including without limitation, all fees and expenses of their respective legal counsel, financial advisors, auditors and other representatives.

                                    ARTICLE 7

                              ADDITIONAL COVENANTS

     7.1 VIMRx Covenants. VIMRx hereby covenants and agrees (i) to exercise its warrants to purchase 1,000,000 shares of Innovir's Common Stock at $1.00 per share within 30 days after receipt of a written request by the Board of Directors of Innovir subsequent to May 31, 1997 specifying that Innovir has insufficient funds to continue its operations past 30 days from the date of the request, (ii) to pay the costs of the capital equipment ordered and listed on
Schedule 2.20 to the extent any payments are due thereon, and (iii) to vote the Innovir Shares and its shares of Innovir's Common Stock in favor of the items specified in sections 7.2 (i) and 7.2 (ii) below.

     7.2 Innovir Covenant. Innovir hereby covenants and agrees, conditional upon the closing, to convene a meeting of its stockholders to vote upon (i) the election of five directors, three of whom shall be designees of VIMRx, one of whom shall not be a VIMRx director, officer or employee, (ii) an amendment to Innovir's Certificate of Incorporation to increase its authorized Common Stock to 70,000,000 shares and (iii) such further specified action as Innovir and VIMRx shall agree.

                                    ARTICLE 8

                              CONDITIONS TO CLOSING

     8.1 Conditions to Obligations of Innovir. The obligations of Innovir hereunder are conditioned upon the following:

               (a) All warranties and representations of VIMRx contained in this Agreement or in any Schedule or instrument delivered hereunder or otherwise made in connection with the transactions contemplated hereby shall be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

               (b) VHL and VIMRx shall have performed and complied with all of the covenants and agreements required by or pursuant to this Agreement and any Schedule or instrument delivered hereunder to be performed or complied with on or prior to the Closing Date.

               (c) No suit, action, investigation or proceeding before or by any federal or state court or governmental or regulatory authority shall have been commenced, and no suit, action or proceeding by any governmental or regulatory authority shall have been threatened, against VIMRx, VHL, any Subsidiary or Innovir seeking to restrain, prevent or modify the transactions contemplated hereby or seeking material damages in connection with any of such transactions and no order of any court or administrative agency to restrain, prohibit or nullify the consummation of the transactions contemplated herein shall be outstanding as of the Closing Date.

               (d) All governmental authorities having jurisdiction, to the extent required by law, shall have consented to or approved the consummation of the transactions contemplated by this Agreement.

               (e) As at the Closing Date, VHL shall have cash and cash equivalents of $3,000,000 in excess of its stated liabilities.

               (f) As at the Closing Date, The Aries Fund, A Cayman Island Trust and The Aries Domestic Fund, L.P., a Delaware limited partnership ( collectively, "Aries") shall have exercised warrants to acquire 6,000,000 shares of Innovir's Common Stock at an aggregate exercise price of $3,000,000.

               (g) Receipt of the Audited Financial Statements and the September 30, 1996 Financial Statements.

               (h) All documents delivered and action taken pursuant hereto shall be satisfactory in form and substance to Innovir and its counsel.

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

     8.2 Conditions to Obligations of VIMRx. The obligations of VIMRx hereunder are conditioned upon the following:

               (a) All warranties and representations of Innovir contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

               (b) Innovir shall have performed and complied with all of the covenants and agreements required by or pursuant to this Agreement and any Schedule or instrument delivered hereunder to be performed or complied with on or prior to the Closing Date.

               (c) No suit, action, investigation or proceeding before or by any federal or state court or governmental or regulatory authority shall have been commenced, and no suit, action or proceeding by any governmental or regulatory authority shall have been threatened, against VIMRx, VHL, any Subsidiary or Innovir seeking to restrain, prevent or modify the transactions contemplated hereby or seeking material damages in connection with any of such transactions and no order of any court or administrative agency to restrain, prohibit, or nullify the consummation of the transactions contemplated herein shall be outstanding as of the Closing Date.

               (d) All governmental authorities having jurisdiction, to the extent required by law, shall have consented to or approved the consummation of the transactions contemplated by this Agreement.

               (e) As at the Closing Date, Aries shall have exercised warrants to acquire 6,000,000 shares of Innovir's Common Stock at an aggregate exercise price of $3,000,000.

               (f) All documents delivered and action taken pursuant hereto shall be satisfactory in form and substance to VIMRx and its counsel.

                                    ARTICLE 9

                                     CLOSING

     9.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall be conditional upon and shall take place concurrently with the closing of (i) the exercise by Aries of warrants to purchase 6,000,000 shares of Innovir's Common Stock and (ii) the exchange by Aries with VIMRx of 9,500,000 shares of Innovir's Common Stock owned by Aries for VIMRx Common Stock, on December 4, 1996, or such other date as the parties may fix, (the "Closing Date") at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177-0077.

     9.2 Deliveries by VIMRx. At the Closing, VIMRx shall deliver to Innovir the following:

               (a) Stock certificates for the VHL Shares, duly endorsed for transfer to Innovir or its designee and the stock certificates for the outstanding shares of the capital stock of the Subsidiaries.

               (b) The minute book, stock book and stock ledger of VHL and the Subsidiaries.

               (c) A copy of the Certificate of Incorporation of VHL, certified by the appropriate governmental official having authority therefor.

               (d) An agreement providing for the provision of administrative and related services by VIMRx to Innovir and for submission by VIMRx to Innovir of potential licenses and other arrangements relating to, but limited to, catalytic oligonucleotides, duly executed by VIMRx.

               (e) The written resignations of the directors and officers of VHL and the Subsidiaries as requested by Innovir.

               (f) An officers' certificate by the President and the Chief Financial Officer of VIMRx confirming as at the Closing Date the correctness of the warranties and representations of VIMRx in the agreement and compliance by VIMRx and VHL of the covenants and agreements to be performed by them under the agreement.

               (g) The opinion of Epstein Becker & Green, P.C., counsel to VIMRx, addressed to Innovir, as to Sections 2.1, 2.2, 2.3 (as to due organization and subsistence of the Subsidiaries), 2.18, 2.26 and 2.27.

     9.3 Deliveries by Innovir. At the Closing, Innovir shall deliver to VIMRx, the following:

               (a) Stock certificates for the Innovir Shares and the Innovir Warrants registered in the name of VIMRx.

               (b) An officers' certificate by the Chief Executive Officer and the Chief Financial Officer of Innovir confirming as at the Closing Date the correctness of the warranties and representations of Innovir in the agreement and compliance by Innovir of the covenants and agreements to be performed by Innovir under the agreement.

               (c) A Secretary's certificate as to (i) the passage of resolutions reducing the size of Innovir's Board of Directors to five directors, (ii) the receipt and acceptance of written resignations from all directors of Innovir, other than Dr. Allan Goldberg and one other director, and (iii) the passage of resolutions electing as directors of Innovir Richard L. Dunning, David A. Jackson and a third designee of VIMRx who shall not be a director, officer or employee of VIMRx or Innovir.

               (d) An agreement providing for the provision of administrative and related services by VIMRx to Innovir and for submission by VIMRx to Innovir of potential licenses and other arrangements relating to, but limited to, catalytic oligonucleotides, duly executed by Innovir.

               (e) The opinion of Fullbright & Jaworski L.L.P., counsel to Innovir, addressed to VIMRx, as to Sections 3.1, 3.2, 3.4, 3.6, 3.8, and 3.9.

                                   ARTICLE 10

                                    SURVIVAL

     10.1 Survival. All representations and warranties made in this Agreement shall survive the delivery of this Agreement and remain in full force and effect until December 31, 1997.

                                   ARTICLE 11

                                 INDEMNIFICATION

11.1     Indemnification.

               (a) Indemnification by VIMRx. VIMRx hereby agrees to indemnify and hold harmless Innovir from and against any and all losses, liabilities, damages, obligations, costs and expenses, including, without limitation, amounts paid in settlement and reasonable costs and expenses of investigating, preparing to defend and defending any claim, action, suit, proceeding, inquiry or investigation in respect thereof (such losses, liabilities, damages, obligations, costs and expenses as hereinabove set forth, collectively "Damages") incurred by Innovir, resulting from, relating to, or arising out of the inaccuracy of any representation or warranty herein by VIMRx or the breach of any covenant herein by VIMRx.

               (b) Indemnification by Innovir. Innovir hereby agrees to indemnify and hold harmless VIMRx from and against any and all Damages incurred by VIMRx resulting from, relating to, or arising out of the inaccuracy of any representation or warranty herein by Innovir or the breach of any covenant contained herein by Innovir.

               (c) Procedure. If any action, suit, proceeding or claim shall be brought against the party to be indemnified by any third party, which action, suit, proceeding or claim, if determined adversely to the interest of the party to be indemnified and which would entitle the party to be indemnified to indemnity pursuant to this Section 11.1, the party to be indemnified shall promptly notify the indemnifying party of the same in writing and, if the indemnifying party so elects, the indemnifying party shall assume the defense thereof, including the employment of counsel satisfactory to the party to be indemnified and the payment of all reasonable costs and expenses in respect thereof. The party to be indemnified shall have the right to employ counsel separate from any counsel employed by the indemnifying party in any action, suit, proceeding or claim and to control (or, if the party to be indemnified has elected to allow the indemnifying party to assume the defense thereof, participate in) the defense thereof and the fees and expenses of such counsel employed by the party to be indemnified shall be at the expense of the party to be indemnified. The indemnifying party shall not be liable for any settlement of any such action, suit, proceeding or claim effected without his or its written consent (which shall not be unreasonably withheld), but if settled with the written consent of the indemnifying party, or if there shall be a final judgment for plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the party to be indemnified from and against any loss, liability, obligation, damage, cost or expense by reason of such settlement or judgment.

     11.2 Access. In the event that Innovir delivers to VIMRx notice of a claim for indemnification, Innovir shall provide VIMRx reasonable access to the books and records of VHL and any Subsidiary (and of Innovir in the event Innovir has possession of the requisite books and records) with respect to any matters giving rise to such claim.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

     12.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by a writing signed by Innovir and VIMRx.

     12.2 Waiver of Compliance. Any failure of Innovir or VIMRx to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by (i) Innovir in the case of any failure of VIMRx or (ii) VIMRx in the case of any failure of Innovir. Such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

     12.3 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or when mailed by certified or registered mail (return receipt requested), postage prepaid or when delivered by fax (evidenced by confirmation of successful transmission), as follows:

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

                           A.       If to Innovir:

                                    Innovir Laboratories, Inc.
                                    510 East 73rd Street
                                    New York, New York  10021
                                    Fax # (212) 249-4513
                                    Attn:  Dr. Allan R. Goldberg


                                    With a copy to:

                                    Fullbright & Jaworski L.L.P.
                                    666 Fifth Avenue
                                    New York, New York 10103
                                    Fax # (212) 752-5958
                                    Attn:  Merrill M. Kraines, Esq.

or to such other person or place as Innovir shall designate by notice in the manner provided in this Section 12.3;



                           B.       If to VIMRx:

                                    VIMRX Pharmaceuticals Inc.
                                    2751 Centerville Road
                                    Wilmington, Delaware 19808
                                    Fax # (302) 998-3794
                                    Attn:  Mr. Richard L. Dunning

                                    With a copy to:

                                    Epstein Becker & Green, P.C.
                                    250 Park Avenue
                                    New York, New York  10177
                                    Fax # (212) 661-0989
                                    Attn:  Lowell Lifschultz, Esq.

or to such other person as VIMRx shall designate by notice in the manner provided in this Section 12.3.

     12.4 Assignment. This Agreement shall be binding upon and inure to the benefit of Innovir and its successors and assigns, and to VIMRx and its successors and assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by either of Innovir or VIMRx without the prior written consent of the other.

     12.5 Third Parties. This Agreement is not intended to and shall not be construed to give any Person other than the parties hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

     12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

     12.7  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     12.8 Headings. The headings of the sections, schedules and articles of this Agreement are inserted for the sake of convenience only and shall not constitute a part hereof.

     12.9 Entire Agreement. This Agreement, including the schedules and exhibits, contains the entire understanding of the parties in respect of the subject matter contained herein and therein and there are no other terms or conditions, representations or warranties, written or oral, express or implied, except as set forth herein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                        INNOVIR LABORATORIES, INC.


                                        By:  /s/ Alan R. Goldberg
                                             Dr. Allan R. Goldberg,
                                             Chief Executive Officer



                                        VIMRx PHARMACEUTICALS INC.


                                        By:   /s/ Richard L. Dunning
                                              Richard L. Dunning, President

                                    Schedules

     The following is a list of schedules  not filed  herewith.  The  Registrant
hereby  agrees  to  supplementally   furnish  to  the  Securities  and  Exchange
Commission a copy of such schedules upon request.


Schedule                      Description
2.5......................     Governmental Authorizations and Other Consents
2.6......................     Non-Contravention
2.8......................     Tangible Property
2.9(b)...................     Leased Real Property
2.10.....................     Intellectual Property
2.13.....................     Permits and Licenses
2.14.....................     Contracts and Agreements
2.15.....................     Employee Benefits
2.16.....................     Accounts Payable
2.17.....................     Liabilities
2.18.....................     Actions and Proceedings
2.19.....................     Bank Accounts, Guarantees and Powers
2.20.....................     Absence of Changes
2.22.....................     Affiliated Transactions
2.25.....................     Employee Compensation
2.29.....................     Insurance
3.3......................     Non-Contravention
3.5......................     Intellectual Property
3.6......................     Actions and Proceedings
3.7......................     Absence of Changes
3.8......................     The Innovir Shares
3.9......................     The Innovir Warrants
3.11.....................     Documents Delivered
5.2......................     Certain Prohibited Activities

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